As filed with the Securities and Exchange Commission on May 26, 2015

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Eagle Bancorp Montana, Inc.
___________________________________________________
(Exact name of Registrant as specified in its charter)

Delaware	27-1449820
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

1400 Prospect Avenue
Helena, Montana	59601
(Address of Principal Executive Offices)	(Zip Code)

2011 STOCK INCENTIVE PLAN FOR DIRECTORS, OFFICERS AND EMPLOYEES
(Full title of the Plan)

Peter J. Johnson
President and Chief Executive Officer
Eagle Bancorp Montana, Inc.
1400 Prospect Avenue
Helena, Montana  59601
(406) 442-3080

(Name, address, including zip code, and telephone
number, including area code, of agent for service)

Copy to:
Raymond J. Gustini, Esq.
Lloyd H. Spencer, Esq.
Nixon Peabody LLP
401 9th Street NW, Suite 900
Washington, D.C. 20004-2128
 (202) 585-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated  filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock par value $0.01 per share	70,000	$10.68	$747,600	$86.87

(1)
Represents additional shares of the common stock, par value $0.01 per share (the “Common Stock”), of Eagle Bancorp Montana, Inc. (the “Registrant”) authorized for issuance under the 2011 Stock Incentive Plan for Directors, Officers and Employees, as amended (the “Plan”).  Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 (this “Registration Statements”) shall also cover any additional shares of Common Stock that may be offered or issued under the Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction.

(2)
Estimated solely for the purpose of calculating the registration fee and computed pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, based upon the average of the high and low prices of the Registrant’s Common Stock on the NASDAQ Global Market on May 21, 2015, which was $10.68.

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement registers an additional 70,000 shares of the Registrant’s Common Stock that may be offered and sold under the Plan.  This Registration Statement relates solely to the registration of additional securities of the same class as other securities for which one or more other registration statements filed on this form relating to the same employee benefit plan are effective.  Pursuant to General Instruction E to Form S-8, the contents of the Registrant’s previously filed registration statement on Form S-8 relating to the Plan (File No. 333-182360), filed with the Securities and Exchange Commission on June 27, 2012, including any amendments thereto or filings incorporated therein, are hereby incorporated by reference herein to the extent not otherwise amended or superseded by the contents hereof.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.                 Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Lewis and Clark, State of Montana, on the 26th day of May, 2015.

EAGLE BANCORP MONTANA, INC.

By:	/s/ Peter J. Johnson
Peter J. Johnson
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Peter J. Johnson, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Peter J. Johnson	Director, President and CEO	May 26, 2015
Peter J. Johnson	(Principal Executive Officer)

/s/ Laura F. Clark	Senior Vice President and Chief	May 26, 2015
Laura F. Clark	Financial Officer
(Principal Financial
and Accounting Officer)

/s/ Larry A. Dreyer	Chairman	May 26, 2015
Larry A. Dreyer

/s/ James A. Maierle	Vice Chairman	May 26, 2015
James A. Maierle

/s/ Rick F. Hays	Director	May 26, 2015
Rick F. Hays

/s/ Lynn E. Dickey	Director	May 26, 2015
Lynn E. Dickey

/s/ Maureen J. Rude	Director	May 26, 2015
Maureen J. Rude

/s/ Thomas J. McCarvel	Director	May 26, 2015
Thomas J. McCarvel

EXHIBIT INDEX

5.1	Opinion of Nixon Peabody LLP
23.1	Consent of Nixon Peabody LLP (Contained in opinion filed as Exhibit 5.1 to this Registration Statement)
23.2	Consent of Davis Kinard & Co., PC, independent accountants
24.1	Power of Attorney (Included on the signature page to this Registration Statement)